EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Nicolas Galeone, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the UBS Commercial Mortgage Trust 2012-C1 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Deutsche Bank Trust Company Americas, as Trustee, Deutsche Bank Trust Company Americas, as Certificate Administrator, Deutsche Bank Trust Company Americas, as Custodian, TriMont Real Estate Advisors, Inc., as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Wells Fargo Bank, National Association, as Primary Servicer for the Trinity Centre Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Trinity Centre Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the Trinity Centre Mortgage Loan, Deutsche Bank Trust Company Americas, as Certificate Administrator for the Trinity Centre Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the Trinity Centre Mortgage Loan, TriMont Real Estate Advisors, Inc., as Operating Advisor for the Trinity Centre Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Trinity Centre Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Trinity Centre Mortgage Loan, KeyBank National Association, as Primary Servicer, KeyBank National Association (as successor to KeyCorp Real Estate Capital Markets, Inc.), as Primary Servicer for the Poughkeepsie Galleria Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Poughkeepsie Galleria Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the Poughkeepsie Galleria Mortgage Loan, Deutsche Bank Trust Company Americas, as Certificate Administrator for the Poughkeepsie Galleria Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the Poughkeepsie Galleria Mortgage Loan, TriMont Real Estate Advisors, Inc., as Operating Advisor for the Poughkeepsie Galleria Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 1700 Market Street Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 1700 Market Street Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the 1700 Market Street Mortgage Loan, Deutsche Bank Trust Company Americas, as Certificate Administrator for the 1700 Market Street Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the 1700 Market Street Mortgage Loan, TriMont Real Estate Advisors, Inc., as Operating Advisor for the 1700 Market Street Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 1700 Market Street Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the 1700 Market Street Mortgage Loan.

Dated: March 19, 2018

/s/ Nicolas Galeone

President

(senior officer in charge of securitization of the depositor)